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                                                                   EXHIBIT 10.11

                                ARTWORK AGREEMENT

         This Artwork Agreement (this "Agreement") is entered into this _23rd_ day of October 2002 by and between Robert M. Kaye ("Kaye"), a resident of New Jersey, and Metropolitan Bank & Trust Company, an Ohio-chartered savings association (the "Bank") and Metropolitan Financial Corp., an Ohio corporation (the "Company").

                                    RECITALS

         1. The Bank is the owner of all works of art listed on Exhibit A hereto, and all documentation associated therewith, including certificates of authenticity, original portfolio boxes, ArtBase computer software, invoices, and artists' biographies and books relating to the works of art (said artwork, associated documentation and all books are collectively referred to herein as the "Artwork").

         2. The Bank is in the process of selling some of the Artwork pursuant to that certain Supervisory Directive, dated July 8, 2002 (the "Supervisory Directive"), issued by the Office of Thrift Supervision to the Bank and the Company, and intends to sell all of the Artwork as soon as practicable.

         3. Kay has agreed to purchase on or before March 15, 2003 all of the Artwork that has not been sold by the Bank.

         In consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. PURCHASE OF ARTWORK. On a date to be agreed to by the parties hereto, which date shall be on or before March 15, 2003 (the "Settlement Date"), and subject to the concurrent execution and delivery of a mutual release in the form attached hereto as EXHIBIT B, Kay shall purchase all of the Artwork from the Bank (other than any Artwork that the Bank has already sold or committed to sell to persons or entities other than Kaye pursuant to a binding contract) at a price equal to the greater of the Book Value (as defined in Section 2 hereof) or Appraised Value (as defined in Section 3 hereof) of each item of Artwork as set forth in Sections 2 and 3 hereof. Any commissions, expenses or charges associated with the sale of the Artwork to Kaye shall not be deducted from the amount due the Bank hereunder.

         2. BOOK VALUE OF ARTWORK. The Book Value of each item of Artwork (the "Book Value") is set forth on Exhibit A. The aggregate Book Value of the Artwork is $7,648,351.

         3. APPRAISED VALUE. The Bank shall order Christie's to determine the appraised value (the "Appraised Value") of each item of the Artwork (other than any Artwork that the Bank has already sold or committed to sell to persons or entities other than Kaye pursuant to a binding contract) to be purchased by Kaye pursuant to Section 1 hereto, such Appraised Value to be determined on or before February 15, 2002. The cost of any such appraisal shall be the responsibility of Kaye.




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         4.       PAYMENT. Each item of Artwork purchased by Kaye shall be paid for in cash on the Settlement Date (the "Kaye Purchase Amount"), as provided in Paragraph 6 below.

         5. RIGHT OF BANK TO SELL ARTWORK. Kaye acknowledges and recognizes that the Bank may well all or part of the Artwork to any person before the Settlement Date (i) in accordance with the auction schedule set forth on Exhibit C hereto or (ii) upon receipt of the prior written consent of Kaye, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Kaye acknowledges that the Bank shall not require the prior written consent of Kaye if it sells any item of Artwork at or greater than Book Value. Kaye's obligation hereunder is to purchase on or before the Settlement Date all Artwork that the Bank has not sold as of March 1, 2003. In the event Kaye does not meet his obligation hereunder or under Section 6, the Bank and it successors and assigns shall have the right to set off against any amounts which become payable to Kaye.

         6. ADDITIONAL PAYMENT. In the event that the aggregate purchase price (the "Actual Aggregate Price") of all items of Artwork that have been sold by the Bank to parties other than Kaye ("Third Party Items") prior to the Settlement Date, whether by auction or otherwise, is less than the aggregate Book Value (the "Agreed Aggregate Price") for all such Third Party Items, Kaye shall also pay the difference between the Actual Aggregate Price and the Agreed Aggregate Price to the Bank in cash on the Settlement Date (the "Kaye Additional Payment"). The Kaye Additional Payment and the Kay Purchase Amount shall be payable by a single wire transfer of immediately available funds to the Bank on the Settlement Date. The Bank shall provide written wire transfer instructions to Kaye at least 24 hours before the Settlement Date.

         7. TITLE. The Bank, the Company and Kaye hereby represent and warrant, jointly and severally, to each other, that to the best of its/his knowledge (i) the Bank is the owner of the Artwork in its entirety, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges and other encumbrances of any nature whatsoever ("Liens") and (ii) Kaye will acquire free and marketable title to any Artwork purchased by him pursuant to terms hereto, free and clear of any and all Liens.

         8. COMPLIANCE WITH LAW. The obligations of the Parties hereunder shall be subject to the performance of such obligations being in compliance with applicable laws, regulations and regulatory orders.

         9. COSTS. All Artwork purchased by Kaye pursuant to this Agreement shall be insured and shipped at Kaye's expense to a location designated by Kaye. All Artwork shall be shipped to Kaye no later than 20 days after the Settlement Date. Kaye shall be responsible for all costs of insuring and maintaining the Artwork at the Bank or any other facility or location after any item of Artwork is sold to Kaye, and, in any event, after the Settlement Date.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         11. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made to be performed entirely within such State, except to the extent that it may be superceded by federal laws.


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         12.      EXPENSES. Except as specifically provided for herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         13. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                If to Metropolitan to: Metropolitan Financial Corp.
                                       Metropolitan Bank & Trust Company
                                       22901 Mill Creek Boulevard
                                       Highland Hills, Ohio 44122-5704

                                       Attention:  Kenneth T. Koehler,
                                                      President and Chief
                                                      Executive Officer
                                       Facsimile:  (216) 206-1232

                With a copy to:        Luse Gorman Pomerenk & Schick, P C.
                                       5335 Wisconsin Avenue, N.W., Suite 400
                                       Washington, D.C. 20015-2035

                                       Attention:  Eric Luse, Esquire
                                       Facsimile:  (202) 362-2902

                If to Kaye:            PRC Management
                                       60 Monmouth Park Highway
                                       West Long Branch, New Jersey 07764

                                       Attention:  Mr. Robert M. Kaye
                                       Facsimile:  (732) 222-3506

                With a copy to:        Fried, Frank, Harris, Shriver & Jacobson
                                       1001 Pennsylvania Avenue, N.W., Suite 800
                                       Washington, D.C. 20004-2505

                                       Attention:  Robert H. Ledig, Esquire
                                       Facsimile:  (202) 639-7003

         14. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable without the prior written consent of the other parties. This Agreement shall inure to the benefit of the successors and permitted assigns of the parties hereto.

         15. CONFIDENTIALITY. The Parties understand and agree that this Agreement and its terms and conditions are and shall remain confidential and shall not be disclosed or divulged to, or discussed with, any third party without the consent of the other Parties hereto except: (i) attorneys, accountants and other professionals retained by a Party to provide the Party with


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professional advice; or (ii) as may be required by law or valid subpoena, order or other process issued by a court of competent jurisdiction. In the event any Party receives a subpoena, order or process purporting to order or to compel disclosure, the recipient shall, within forty-eight (48) hours (and in all events prior to any production or disclosure), notify the other Parties in writing of that fact and shall assist the other Parties in resisting disclosure or production by any valid and legal means. Written notice may be given by facsimile transmittal or email (along with confirmation of receipt), personal delivery or by registered or certified mail and such notice will be deemed to have been accomplished when notice is transmitted or placed in the mail by the receiving Party to the non-receiving Parties. Notwithstanding the foregoing, if any Party (the "Required Party") is required by law or regulation to make any disclosure in any document filed with the U. S. Securities and Exchange Commission (the "SEC") or any depository institution regulatory authority, the Parties agree that copies or disclosure of this Agreement may be provided to the SEC or a depository institution regulatory authority without prior consent, provided the disclosing Party promptly notifies the other Party of such disclosure and uses reasonable best efforts to restrict disclosure of the terms of this Agreement, including seeking confidential treatment of all such information in administrative filings.


         16. ENTIRE UNDERSTANDING. This Agreement and the exhibits attached hereto, represents the entire understanding of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Attest:                            Metropolitan Financial Corp.


                                   By:/s/ Kenneth T. Koehler
--------------------------------      --------------------------------
                                   Name:  Kenneth T. Koehler
                                   Title:  President and Chief Executive Officer

Attest:                            Metropolitan Bank & Trust Company


                                   By: /s/ Kenneth T. Koehler
--------------------------------      --------------------------------
                                   Name:  Kenneth T. Koehler
                                   Title:  President and Chief Executive Officer

Attest:


                                   /s/ Robert M. Kaye
--------------------------------   --------------------------------------------
                                       Robert M. Kaye




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